SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

SECOND AMENDMENT OF

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 8, 2010

NVCN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-13187	13-3074570
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Wooddale Drive, Suite 208

Woodbury MN 55125

(Address of principal executive offices, including zip code)

(612) 750-5855

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On October 8, 2010, and acting upon a decision to change accountants recommended and approved by the Registrant's Board of Directors, the Registrant dismissed Gruber & Company, LLC, of Lake Saint Louis, Missouri, which has audited the financial statements of the Company for the years ending May 31, 2008.  A copy of the dismissal letter sent by the Registrant to Gruber & Company, LLC was attached as Exhibit 16.1 of the current report on Form 8-K filed by the Registrant on December 20, 2010 (the "December 2010 Current Report").

Concurrently with its filing of the December 2010 Current Report with the Commission, the Registrant provided the former accountant with a copy of the December 2010 Current Report, together with a request that the former accountant furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in the December 2010 Current Report and, if not, stating the respects in which it does not agree. The Registrant has requested the former accountant to provide any such letter as promptly as possible so that the Registrant can file the letter with the Commission within ten business days after the filing of this current report.

In response to comments from the Securities and Exchange Commission, the Registrant amended the December 2010 Current Report by filing an amendment on Form 8-K/A on December 21, 2010.

On January 7, 2011, the Registrant received the letter set forth in the accompanying Exhibit 16.2 from the former accountant, and accordingly hereby files this second amended current report on Form 8-K/A to include such letter received from the former accountant.  In such letter received by the Registrant from its former accountant, the former accountant states that it agrees with the statements made by the Registrant therein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) The exhibits listed in the following Exhibit Index are filed as part of this current report, except as otherwise indicated in the footnotes to such index.

Exhibit No.

Document

16.2

Letter from Gruber & Company, LLC, dated January 6, 2011, received by the Registrant on January 7,

2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NVCN Corporation, the Registrant

Dated: January 11, 2011

By: /s/ Gary Borglund

Gary Borglund, President and C.E.O.